UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 30, 2026
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 S. Capital of Texas Highway, Las Cimas IV, Suite 300
Austin, Texas 78746
(Address of principal executive offices, including zip code)
(512) 960-1010
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Michael D. Hill as Chief Financial Officer
On June 30, 2026, Michael D. Hill, Chief Financial Officer of Upland Software, Inc. (the “Company”) notified the board of directors of the Company (the “Board”) of his intention to retire as Chief Financial Officer, effective July 27, 2026 (the “Effective Date”). The Board has initiated a search process to identify Mr. Hill’s successor.
Mr. Hill’s decision to retire was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of David Tamez as Interim Chief Financial Officer
On July 6, 2026, the Board appointed David Tamez to serve as the interim Chief Financial Officer of the Company, effective as of the Effective Date, until a permanent successor is identified.
Mr. Tamez, age 62, has served as Senior Vice President, Treasury Management of the Company since June 2023. Prior to that, Mr. Tamez served as Vice President, Accounting and Corporate Controller of the Company from 2014 to 2023. Before joining the Company, Mr. Tamez served as Vice President, Finance for a division of Callaway Golf (NYSE: CALY), the e-commerce arm for all direct to consumer sales for Callaway golf equipment, from September 2003 to February 2011, and in other finance and accounting roles for companies in Austin, Texas. Mr. Tamez started his career with BDO USA, LLP in the Audit and Assurance practice, from 1989 to 1997. Mr. Tamez holds a B.B.A. in Accounting from the University of Texas at Austin.
As of the filing of this Current Report on Form 8-K, the Compensation Committee of the Board and the Board have not finalized the compensation of Mr. Tamez in connection with his appointment as interim Chief Financial Officer. The Company will provide this information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available. In connection with Mr. Tamez’s appointment, Mr. Tamez and the Company entered into an indemnification agreement substantially similar to the indemnification agreement that the Company’s directors and executive officers have entered, the form of which is on file with the U.S. Securities and Exchange Commission.
No family relationships exist between Mr. Tamez and any of the Company’s directors or executive officers or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Tamez and any other person pursuant to which Mr. Tamez was selected as interim Chief Financial Officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Tamez has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Sean Nathaniel
Sean Nathaniel Chief Executive Officer and President
Date: July 7, 2026